EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14392) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates of our report dated June 22, 2007, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/S/ SPIELMAN KOENIGSBERG & PARKER, LLP

June 25, 2007